UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 8, 2016

    Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (248) 619-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On June 14, 2016, Syntel, Inc. (“Syntel”) received a notice of deficiency from the NASDAQ Stock Market (NASDAQ). The non-compliance cited by NASDAQ is the result of George R. Mrkonic, Jr. not standing for reelection to Syntel’s Board of Directors on June 8, 2016, as disclosed in a Form 8-K issued by the Company on April 29, 2016. With the departure of Mr. Mrkonic, Syntel is no longer in compliance with NASDAQ Listing Rule 5605(b)(1), which requires Syntel’s Board of Directors to be comprised of a majority of independent directors. Syntel’s Board presently has eight members, including four independent directors. NASDAQ Listing Rule 5605 provides a cure period for Syntel to regain compliance with the independent director requirement. As it applies in this case, the cure period lasts until the earlier of Syntel’s next annual shareholder meeting or June 8, 2017 or, if the next annual shareholder meeting is held before December 6, 2016, then until December 6, 2016. Syntel has initiated a search process and plans to identify another independent director for appointment to its Board of Directors prior to the expiration of the NASDAQ deadline.

(b) On June 13, 2016, Syntel notified NASDAQ of the non-compliance described in paragraph (a), which description is incorporated by reference here.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The 2016 Incentive Plan of Syntel, Inc. (“Syntel”), approved on February 28, 2016 by Syntel’s Board of Directors, became effective on June 8, 2016 upon its adoption by Syntel’s shareholders. A description of the material terms of the 2016 Incentive Plan was included in Syntel’s Definitive Proxy Statement on Schedule 14A (File No. 000-22903), as filed with the Securities and Exchange Commission on April 29, 2016, under the heading “Proposal 2. Proposal to Adopt the 2016 Incentive Plan” and in the Definitive Additional Materials on Schedule 14A (File No. 000-22903), as filed with the Securities and Exchange Commission on May 18, 2016. These descriptions are incorporated herein by reference. The 2016 Incentive Plan replaces Syntel’s Amended and Restated Stock Option and Incentive Plan (the “2006 Plan”). The principal features of the 2016 Incentive Plan are substantially the same as those of the 2006 Plan, but the 2016 Incentive Plan also updates and expands the flexibility of the 2006 Plan, authorizes the issuance of up to 16,000,000 shares of Syntel’s common stock, and terminates on February 27, 2026. A copy of the 2016 Incentive Plan is attached as Exhibit 10.1 to this Current Report. The description in this Item 5.02 and the summaries noted above are qualified in their entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

New restricted stock unit agreements have been adopted to be used under the 2016 Incentive Plan. The new form of restricted stock unit agreements are substantially the same as the form of restricted stock unit agreements previously filed with respect to Syntel’s 2006 Plan. The form of new restricted stock unit agreement for employees is attached as Exhibit 10.2 to this Current Report. The form of new restricted stock unit agreement for non-employee Directors is attached as Exhibit 10.3 to this Current Report

Item 5.07. Submission of Matters to a Vote of Security Holders.

Syntel held its annual meeting of shareholders on Wednesday, June 8, 2016 (the “Meeting”) in Troy, Michigan. As of the record date for the Meeting, April 11, 2016, there were 83,952,151 shares of Syntel’s common stock outstanding and entitled to vote. There were 80,866,139 shares of Syntel’s common stock represented in person or by proxy at the Meeting. The final vote of the shareholders on the proposals presented at the Meeting follows:

Proposal 1: The shareholders elected the following director nominees, constituting all of the nominees for election to Syntel’s Board of Directors, to serve for one year terms lasting until the next annual meeting of shareholders in 2017. The shareholder vote for each director nominee was:

	Number of Shares
	FOR	WITHHELD	BROKER NON-VOTES
Paritosh K. Choksi	72,984,464	6,449,756	1,431,919
Bharat Desai	65,523,675	13,910,545	1,431,919
Thomas Doeke	75,814,884	3,619,336	1,431,919
Rajesh Mashruwala	78,217,275	1,216,945	1,431,919
Nitin Rakesh	66,787,419	12,646,801	1,431,919
Prashant Ranade	65,465,705	13,968,515	1,431,919
Vinod K. Sahney	78,216,490	1,217,730	1,431,919
Neerja Sethi	65,125,784	14,308,436	1,431,919

Proposal 2: The shareholders approved the adoption of the 2016 Incentive Plan. The shareholder vote was:

Number of Shares
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
70,023,305	9,396,402	14,513	1,431,919

Proposal 3: The shareholders ratified the appointment of Crowe Horwath LLP as Syntel’s independent registered public accounting firm for fiscal year 2016. The shareholder vote was:

Number of Shares
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
80,805,356	58,010	2,773	-0-

Item  9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

10.1	2016 Incentive Plan.

10.2	Form of Restricted Stock Unit Grant Agreement for Employees.

10.3	Form of Restricted Stock Unit Grant Agreement for Non-Employee Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date	June 14, 2016	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2016 Incentive Plan.

10.2	Form of Restricted Stock Unit Grant Agreement for Employees.

10.3	Form of Restricted Stock Unit Grant Agreement for Non-Employee Directors.

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